SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                OCTOBER 24, 2002

                              KANSAS CITY SOUTHERN

               (Exact name of company as specified in its charter)


          DELAWARE                    1-4717                 44-0663509
-----------------------------  --------------------    -------------------------
(State or other jurisdiction     (Commission file        (IRS Employer
      of incorporation)               number)           Identification Number)


                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105

               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (816) 983 - 1303

                                 NOT APPLICABLE

          (Former name or former address if changed since last report)

ITEM 5.          OTHER EVENTS

TMM AND KCS PROVIDE  ADDITIONAL  INFORMATION  ABOUT FAVORABLE  RULING ON TFM VAT
SUIT.

On October 11, 2002, Grupo TMM, S.A. ("Grupo TMM") and Kansas City Southern, ("KCS"), owners through Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM") of the controlling interest in TFM, S.A. de C.V. ("TFM"), announced a favorable ruling on TFM's value added tax claim, which has been pending in the Mexican Courts since 1997. On October 24, 2002, Grupo TMM and KCS issued a press release providing additional information about the VAT suit ruling. See the Press Release attached hereto as Exhibit 99.1 for further details.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(c)              Exhibits

                 EXHIBIT NO.            DOCUMENT

                 (99)                   Additional Exhibits

                 99.1 Press Release issued by Kansas City Southern and Grupo TMM dated October 24, 2002 entitled, "TMM and KCS Provide Additional Infomation About Favorable Ruling on TFM VAT Suit," is attached hereto as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Kansas City Southern

Date: October 24, 2002                   By:         /S/  LOUIS G. VAN HORN
                                            ------------------------------------
                                                        Louis G. Van Horn
                                                 Vice President and Comptroller
                                                 (Principal Accounting Officer)

EXHIBIT 99.1

GRUPO TMM COMPANY CONTACT:                      AT DRESNER CORPORATE SERVICES:

Jacinto Marina, Chief Financial Officer         Kristine Walczak (general
011-525-55-629-8790                             investors, analysts and media)
jacinto.marina@tmm.com.mx                       312-726-3600)
                                                kwalczak@dresnerco.com

Brad Skinner, Senior Vice President
Investor Relations
011-525-55-629-8725
brad.skinner@tmm.com.mx


Luis Calvillo, Executive Vice President
And Media Relations
011-525-55-629-8758
luis.calvillo@tmm.com.mx


KCS COMPANY CONTACT:

William H. Galligan, Assistant Vice President
816-983-1551
william.h.galligan@kcsr.com


TMM AND KCS PROVIDE  ADDITIONAL  INFORMATION  ABOUT FAVORABLE  RULING ON TFM VAT
SUIT.

         Mexico City, October 24, 2002 - On October 11, 2002, Grupo TMM, S.A. ("TMM") (NYSE: TMM) and Kansas City Southern ("KCS") (NYSE: KSU), owners through Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. of the controlling interest in TFM, S.A. de C.V. ("TFM") announced a favorable ruling on TFM's value added tax claim, which has been pending in the Mexican courts since 1997. The claim arose out of the Mexican Treasury's delivery of a VAT credit certificate to a Mexican governmental agency, rather than to TFM.

         Since that announcement, TMM and KCS have received numerous questions regarding the amount and timing of the expected recovery on that claim. By a unanimous decision, a three-judge panel of the Court of the First Circuit
("Federal Court") found that the Fiscal Court's ruling had violated TFM's constitutional rights. The Federal Court has remanded the case to the Fiscal Court with specific instructions to vacate its prior decision and enter a new decision consistent with the guidance provided by the Federal Court's ruling. The Federal Court ruling requires the fiscal authorities to issue the VAT credit certificate only in the name of the interested party and not in the name of any third party, to issue the VAT credit certificate only in strict accordance with the terms of the fiscal code, and to deliver the VAT credit certificate only to the beneficiary and not to any third party. The new decision of the Fiscal Court must be issued in accordance with the guidelines of the Federal Court. TMM and KCS have been advised that the Federal Court's order is not subject to appeal by the Mexican government. However, the Fiscal Court's new decision may be challenged by either of the parties if such party believes that the new ruling does not comply with the order of the Federal Court. In addition, a third party who can establish that its rights have been adversely and improperly affected by the new ruling may seek to bring a claim against TFM, but TFM believes that it would prevail in any such action.

         The face value of the VAT credit certificate at issue is approximately $206 million, and the amount of any recovery will reflect that principal amount adjusted for inflation and interest accruals from 1997. Based upon the language of the Federal Court's order and the advice of legal counsel, TMM and KCS remain optimistic about the ultimate outcome of this matter; however, the recovery, including the timing and final amount thereof, must await the conclusion of the legal process.

Included in this press release are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Companies' managements as well as on assumptions made. Actual results could differ materially from those included in such forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainty. The following factors could cause actual results to differ materially from such forward-looking statements: global, US and Mexican economic and social conditions; the effect of the North American Free Trade Agreement on the level of US-Mexico trade; the condition of the world shipping market; the success of the Companies' investment in TFM, S.A. de C.V. and other new businesses; risks. These risk factors and additional information are included in Grupo TMM's and KCS' reports on file with the Securities and Exchange Commission.